UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional materials
☐	Soliciting Material Pursuant To § 240.14a-12
SUPERCONDUCTOR TECHNOLOGIES INC.
(Name of Registrant as Specified in Its Charter)
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      ☑       No fee required.
      ☐       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2008

To Our Stockholders:

The Annual Meeting of Stockholders (our “Annual Meeting”) of Superconductor Technologies Inc. will be held on Tuesday, May 20, 2008, at 11:00 a.m., Pacific Time, at our offices at 460 Ward Drive, Santa Barbara, California for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class 1 Directors to hold office until our 2011 Annual Meeting or until their successors are elected and qualified;

2. To amend our 2003 Equity Incentive Plan to delete the sub-limit for granting restricted stock thereunder;

3. To ratify the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm for 2008; and

4. To transact such other business as may properly come before our Annual Meeting or any adjournment(s) thereof

Only stockholders of record at the close of business on April 4, 2008 are entitled to notice of and to vote at our Annual Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose germane to our Annual Meeting for a period of ten days prior to meeting.

All stockholders are urged to attend our Annual Meeting in person or by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND OUR ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT OUR ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. The proxy is revocable at any time prior to its exercise and will not affect your right to vote in person in the event you attend our Annual Meeting.

By Order of the Board of Directors

Jeffrey A. Quiram
President and Chief Executive Officer

Santa Barbara, California
April 14, 2008

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF CLASS 1 DIRECTOR
DIRECTORS AND EXECUTIVE OFFICERS
VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
PRINCIPAL COMPENSATION AGREEMENTS AND PLANS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
PROPOSAL TWO APPROVAL OF AMENDMENT OF THE 2003 EQUITY INCENTIVE PLAN
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT AUDITORS
TRANSACTIONS WITH RELATED PERSONS
ANNUAL MEETING ATTENDANCE
ANNUAL REPORT TO STOCKHOLDERS
INVESTOR INFORMATION
ANNEX A

PROXY STATEMENT

ANNUAL MEETING TO BE HELD ON MAY 20, 2008
460 Ward Drive
Santa Barbara, California 93111-2310
(805) 690-4500

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors (our “Board”) of Superconductor Technologies Inc. for use in connection with our Annual Meeting of Stockholders to be held on Tuesday, May 20, 2008, beginning at 11:00 a.m., Pacific Time, at the offices of Superconductor located at 460 Ward Drive, Santa Barbara, California 93111, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 18, 2008.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Only holders of record of our voting stock at the close of business on April 4, 2008 (the “Record Date”) are entitled to notice of our Annual Meeting and to vote at our Annual Meeting. As of the Record Date, we had 15,612,775 shares of our voting common stock issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary, at or before the taking of the vote at our Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending our Annual Meeting and voting in person.

Voting and Solicitation

Each share of common stock is entitled to one vote on all matters presented at our Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed unrevoked proxies will be voted: (i) FOR the election of two nominees for Class 1 director, (ii) FOR the amendments to our 2003 Equity Incentive Plan and (iii) FOR the ratification of the selection of Stonefield Josephson, Inc. as our independent auditors for 2008. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before our Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of our Board.

If you will not be able to attend our Annual Meeting to vote in person, please vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have your 12-digit control number, located on your proxy card, available. Please do not return the enclosed paper ballot if you are voting by Internet or telephone.

We intend to solicit proxies primarily by mail. However, directors, officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, in person or otherwise to solicit proxies. Additionally, we intend to post this Proxy Statement on our website for public review. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserve the option to do so. All expenses incurred in connection with this solicitation will be borne by us. We request that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of our Common Stock. We will reimburse reasonable charges and expenses in doing so.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at our Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the Record Date. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at our Annual Meeting with respect to such matter.

We believe that abstentions should be counted for purposes of determining both the presence and absence of a quorum for the transaction of business and the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal (other than the election of directors).

Broker non-votes are shares held in street name for which a broker returns a proxy card but indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. We count broker non-votes for the purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal requiring solely a majority of shares voted.

Deadline for Receipt of Stockholder Proposals

Any stockholder who intends to present a proposal at our 2009 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, California 93111 not later than December 17, 2008 in order to be considered for inclusion in our proxy materials for that meeting.

PROPOSAL ONE

ELECTION OF CLASS 1 DIRECTOR

Our Board currently consists of six directors divided into three classes — Class 1 (Mr. Quiram), Class 2 (Mr. Horowitz, Mr. Kaplan and Mr. Davis) and Class 3 (Mr. Vellequette and Mr. Lockton) — with the directors in each class holding office for staggered terms of three years each or until their successors have been duly elected and qualified. Class 1 Directors will be elected at this year’s Annual Meeting or any adjournments or postponements thereof. The nominees for election as the Class 1 Director are Mr. Quiram and Martin A. Kaplan. (In order to equalize the classes, Mr. Kaplan will be moved to being a Class 1 Director). Each Class 1 Director will serve until the year 2011 Annual Meeting or until his successor is elected and qualified. Assuming the nominees are elected, we will have six directors serving as follows:

Class 1:  Jeffrey A. Quiram, Martin A. Kaplan

Class 2:  Lynn J. Davis, Dennis J. Horowitz,

Class 3:  John D. Lockton, David W. Vellequette

The accompanying proxy card grants to the holder the power to vote the proxy for substitute nominees in the event that any nominee becomes unavailable to serve as a Class 1 Director. Management presently has no knowledge that any nominee will refuse or be unable to serve as a Class 1 Director for the prescribed term.

Required Vote

Directors are elected by a “plurality” of the shares voted. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, two directors). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election for directors. Broker non-votes also will not have any effect on the outcome of the election of the directors.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” MR. QUIRAM AND “FOR” MR. KAPLAN.

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•	A majority of the members of our Board are independent directors, as defined by NASDAQ. Our Board has determined that all of our directors other than Mr. Quiram are independent. Independent directors do not receive consulting, legal or other fees from us other than Board and Committee compensation.

•	All of our employees, officers and directors are subject to our Code of Business Conduct and Ethics Policy, which is available on our website at www.suptech.com. The ethics policy meets the requirements of NASDAQ, as well as the code of ethics requirements of the Securities and Exchange Commission (“SEC”). If any material provisions of our Code of Business Conduct and Ethics Policy are waived for our Chief Executive Officer or senior financial officers, or if any substantive changes are made to our policy as they relate to any director or executive officer, we will disclose that fact on our website within five (5) business days. In addition, any other material amendment to our code will be disclosed in the same manner.

•	Our Board’s current policy is to separate the roles of Chairman of our Board and Chief Executive Officer.

•	The Audit, Compensation and Governance & Nominating Committees consist entirely of independent directors.

•	Our Board reviews at least annually our business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions.

•	As part of our Code of Business Conduct and Ethics Policy, we have made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports concerning accounting, internal controls or auditing matters.

Stockholder Communications with Directors

Stockholders who want to communicate with our Board or with a particular director may send a letter to our Secretary at Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, California 93111. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of our Board or just certain specified individual directors. The Secretary will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened.

Board Meetings and Committees

During 2007, all of our directors attended at least seventy-five percent (75%) of (i) the total number of Board meetings and (ii) the total number of committee meetings on which the director served.

Board of Directors

Our Board held a total of seven meetings during the year ended December 31, 2007. Our Board has three standing committees — an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, a Compensation Committee and a Governance & Nominating Committee (the “Nominating Committee”). Until April 20, 2007, our Board also had an Executive Committee. Current committee members are listed below. New committee members will be appointed at the Board meeting immediately following our Annual Meeting. The Audit Committee, the Compensation Committee and the Nominating Committee each have a charter which is available on our website at www.suptech.com. A copy of the Audit Committee charter is also attached as Annex A.

Audit Committee

The principal functions of the Audit Committee are to recommend selection of independent public auditors to our Board, to review the scope and results of the year-end audit with management and the independent auditors, to review our accounting principles and its system of internal accounting controls and to review our annual and quarterly reports before filing with the SEC. The Audit Committee met seven times during 2007. The current members of the Audit Committee are Dennis J. Horowitz (Chairman), John D. Lockton, Lynn J. Davis, and David W. Vellequette.

Our Board has determined that all members of the Audit Committee are “independent” as defined under the rules of the SEC and the listing standards of NASDAQ. Our Board has determined that David Vellequette is a “financial expert” who is independent of management in accordance with the applicable regulations. The material in this paragraph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that it specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

Compensation Committee

The Compensation Committee reviews and approves salaries, bonuses and other benefits payable to the executive officers and administers the Management Incentive Plan. The Compensation Committee is specifically responsible for determining the compensation of the Chief Executive Officer. The Compensation Committee met four times during 2007. The current members of the Compensation Committee are Lynn J. Davis (Chairman), Dennis J. Horowitz and Martin A. Kaplan. Our Board has determined that all members of the Compensation Committee are “independent” as defined under the rules of the SEC and the listing standards of NASDAQ. The

Compensation Committee created the Stock Option Committee consisting of two members — the Compensation Committee Chairman and the Chief Executive Officer. The purpose of the Stock Option Committee is to facilitate the timely granting of stock options in connection with hiring, promotions and other special situations and therefore meets only periodically as certain events occur. The Stock Option Committee is empowered to grant options to non-executive employees up to a preset annual aggregate limit (120,000 shares for 2007). The Stock Option Committee made 12 grants during 2007 totaling 45,670 shares. The Compensation Committee supervises these grants and retains exclusive authority for all executive officer grants and the annual employee grants. The current members of the Stock Option Committee are Lynn J. Davis (Chairman) and Jeffrey Quiram.

Governance & Nominating Committee

The Nominating Committee is responsible for overseeing and, as appropriate, making recommendations to our Board regarding, membership and constitution of our Board and its role in overseeing our affairs. The Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies. The Nominating Committee is also responsible for the corporate governance practices and policies of our Board and its committees. The current members of the Nominating Committee are Martin A. Kaplan (Chairman), John D. Lockton, and David W. Vellequette. The Nominating Committee met four times in 2007.

The Nominating Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on our Board, the current makeup of our Board, the results of the evaluations, and the wishes of our Board members to be re-nominated, the Nominating Committee recommends to our Board whether those individuals should be re-nominated.

The Nominating Committee periodically reviews with our Board whether it believes our Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If our Board determines that a new member would be beneficial, the Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Nominating Committee (or its chair) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating Committee members, other members of our Board and senior members of management. Upon completion of these interviews and other due diligence, the Nominating Committee may recommend to our Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with us. Our stockholders may also recommend candidates by sending the candidate’s name and resume to the Nominating Committee under the provisions set forth above for communication with our Board. No such suggestions from our stockholders were received in time for our 2008 Annual Meeting.

The Nominating Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as, independence; experience at the corporate, rather than divisional level, in multi-national organizations larger than us; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, the Nominating Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Board and our perceived needs. However, during any search the Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates.

Non-Employee Director Compensation

Our Board maintains a written compensation policy for its non-employee directors. The following table summarizes the compensation policy for board service:

	Annual Retainer(1)
	Cash	Options(2)

Chairman of the Board	$40,000	15,000
Other Non-Employee Directors	$20,000	10,000
Special Grant for New Director (First Year)(3)	NA	25,000

(1)	The annual retainer is paid bi-annually and requires the director attend at least 75% of our Board meetings.

(2)	Directors receive annual stock option grants on the date of each annual meeting. These options vest in three equal annual installments on each anniversary of the grant date.

(3)	New directors receive an initial stock option grant for 25,000 shares of common stock on the date they join our Board. The option vests in three equal annual installments on each anniversary of the grant date.

Our Board provides additional compensation for service as chairman of its standing committees as follows:

Annual Retainer(1)
Cash

Audit Committee Chairman	$10,000
Compensation Committee Chairman	$10,000
Nominating Committee Chairman	$10,000

(1)	The annual retainer is paid bi-annually.

Non-employee directors do not receive compensation from us other than as a director or as committee member. There are no family relationships among our directors and executive officers.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding those individuals currently serving as our directors (or nominated to serve as a director) and executive officers:

Name	Age	Position

John D. Lockton(1)(3)	70	Chairman of the Board
Lynn J. Davis(1)(2)(4)	61	Director
Dennis J. Horowitz(1)(2)	61	Director
Martin A. Kaplan(2)(3)	70	Director
David W. Vellequette(1)(3)	52	Director
Jeffrey A. Quiram(4)	47	President, Chief Executive Officer and Director
William J. Buchanan	59	Controller, Principal Financial Officer, Principal Accounting Officer
Robert B. Hammond, Ph.D.	60	Senior Vice President, Chief Technical Officer
Robert L. Johnson	57	Senior Vice President, Operations
Terry A. White	56	Vice President, Worldwide Sales
Adam L. Shelton	41	Vice President, Product Management and Marketing
Thomas R. Giunta	47	Vice President, Engineering

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of Nominating Committee.

(4)	Member of Stock Option Committee.

John Lockton joined our Board in December 1997 and was named Chairman of our Board in 2001. Mr. Lockton is a founder, initial chairman and is now a consultant to IPWireless, Inc., a wireless internet access and IP telephony service provider of 3G technology. From 1991 to 1998, he was President, Chief Executive Officer and a director of International Wireless Communications, Inc. (“IWC”), an operator of cellular systems and in 1998 he served IWC as Vice-Chairman and a director. From 1990 to 1991 he was Managing Partner of Corporate Technology Partners, a joint venture with Bell Canada Enterprises. In 1988, Mr. Lockton founded Cellular Data, Inc., a cellular wireless data technology company, and Star Associates, Inc., a cellular radio RSA company. He founded and was a director of Interactive Network, Inc., a wireless-based television company, and was Chairman of that company’s Board of Directors until 1994. From 1983 to 1987 Mr. Lockton was Executive Vice President of Pacific Bell (now part of SBC Communications). From 1980 to 1983 he was President of Warner Amex (now Time Warner) Cable Television, Inc. From 1968 to 1980 Mr. Lockton held various senior positions at Dun & Bradstreet. Mr. Lockton is the primary inventor of a patented wireless technology for Personal Communication Services (PCS). Mr. Lockton is a graduate of Yale University (Phi Beta Kappa), Harvard Law School, and holds an Executive M.B.A. from Columbia University.

Lynn J. Davis was appointed to our Board in 2005. In 2006 he retired as President, Chief Operating Officer and director of August Technology, a manufacturer of inspection equipment for the semiconductor fabrication industry, which he joined in 2005. From 2002 to 2004, he was a partner at Tate Capital Partners Fund, LLC, a private investment firm he co-founded. Prior to Tate, Mr. Davis was an employee of ADC Telecommunications for 28 years, serving in 14 management positions, including corporate president, group president and chief operating officer. He is also a member of the Board of Directors of Flexsteel Industries Inc., a furniture manufacturer. Mr. Davis holds a B.S. in electrical engineering from Iowa State University and an M.B.A. from the University of Minnesota.

Dennis J. Horowitz has served on our Board since 1990. Mr. Horowitz is currently President of DH Partners, a consulting Company that helps Chinese and American Companies develop businesses in many locations, especially Mexico. He retired as Chairman of the Board of Wolverine Tube, Inc., a manufacturer and distributor of copper and copper alloy tube, of which he had been the Chairman and CEO through 2005, after joining the firm in 1998. From 1994 to 1997, he served as Corporate Vice President and President of the Americas of AMP Incorporated, an interconnection device company. From 1993 to 1994, Mr. Horowitz served as President and Chief Executive Officer of Philips Technologies, a Philips Electronics North America company. From 1990 to 1993, he served as President and Chief Executive Officer of Philips Components, Discrete Products Division. From 1988 to 1990, he served as President and Chief Executive Officer of Magnavox CATV, and from 1980 to 1988 was involved in the general administration of North American Philips Corporation. Mr. Horowitz holds an M.B.A and a B.A. in economics from St. John’s University.

Martin A. Kaplan was appointed to our Board in 2002. Since 2000, Mr. Kaplan has served as Chairman of the Board of JDS Uniphase, Inc., a telecommunications equipment company. Mr. Kaplan also serves as a director of Tekelec. In a career spanning forty years, Mr. Kaplan served as Executive Vice-President of Pacific Telesis Group, which became a subsidiary of SBC Communications in 1997, from 1986 until 2000, as President, Network Services Group of Pacific Bell, and its successor, Pacific Telesis, and in various other senior management positions. Mr. Kaplan earned a B.S. in engineering from California Institute of Technology.

David W. Vellequette was appointed to our Board on January 18, 2007. Mr. Vellequette currently serves as Chief Financial Officer of JDS Uniphase, Inc., a world leader in optical communications, broadband and test and measurement, and optical commercial and consumer applications, a position he has held since 2005. He joined JDSU as Vice President and Operations Controller in 2004, having previously served as Vice President of Worldwide Sales and Service Operations at Openwave Systems, Inc., an independent provider of software solutions for the mobile communications and media industries, from 2002 to 2004. From 1992 to 2002, Mr. Vellequette served as Corporate Controller of StrataCom Corporation which was acquired by Cisco Systems, Inc. in 1996, and subsequently, as Vice President of Finance of Cisco Systems, the worldwide leader in networking for the Internet. From 1984 to 1992, Mr. Vellequette was Corporate Controller at Altera Corporation, a supplier of programmable silicon solutions to the electronics industry. Mr. Vellequette began his finance career as an auditor with Ernst and Young. He holds a B.S. in Accounting from the University of California, Berkeley, and is a CPA.

Jeffrey A. Quiram has been a member of our Board and our President and Chief Executive Officer since 2005. From 1991 to 2004, Mr. Quiram served ADC Telecommunications in a variety of management roles, including Vice President of its business wireless unit. Mr. Quiram has a BS in Quantitative Methods and Computer Science from College of St. Thomas, and an MBA from University of Minnesota.

William J. Buchanan joined us in 1998 and has served as our Controller since 2000. For 16 years prior to joining us, he was a self-employed private investor and investment advisor. For the nine years prior to that, he served in various executive and accounting positions with Applied Magnetics Corp and Raytheon Co. Mr. Buchanan holds a B.A. in Economics from California State University, Fresno.

Robert B. Hammond, Ph.D., has served as our Senior Vice President and Chief Technical Officer since 1992. Dr. Hammond served as our Vice President of Technology, and Chief Technical Officer, until August 1990. He has also served as Secretary from October 1999 to 2002. From May 1991 to December 1991, and July 1992 to December 1992, he served as Acting Chief Operating Officer. From December 1987 to August 1990, he served as Program Manager. Dr. Hammond also serves on our Technical Advisory Board. For over eleven years prior to joining us, he was at Los Alamos National Laboratory, most recently as Deputy Group Leader of Electronics Research and Development — a group that performs research, development, and pilot production of solid-state electronics and optics. Dr. Hammond received his Ph.D. and M.S. in applied physics and his B.S. in physics from the California Institute of Technology.

Robert L. Johnson is our Senior Vice President, Operations. Mr. Johnson joined us in 2000 as Vice President of Wireless Manufacturing. From 1996 to 2000, Mr. Johnson was the Director and General Manager of Schlumberger ATE. From 1990 to 1996, he served as Vice President and General Manager of Harman International Industries. Mr. Johnson majored in industrial engineering at Arizona State University.

Terry A. White was appointed our Vice President Worldwide Sales in 2005. From 2003 to 2005, Mr. White was Vice President of Worldwide Sales for Mahi Networks, a telecom company. From 2002 to 2003, Mr. White was Vice President of Global Sales at Turnstone Systems. Prior to that position and from 1992 to 2001, he held various positions at ADC Telecommunications. His most recent position at ADC was Senior Vice President of BIA Sales. Mr. White has been employed in sales management for more than 20 years. Mr. White holds a Bachelor of Arts degree from Kennesaw College.

Adam L. Shelton joined us in 2006 as Vice President, Product Management and Marketing. From 2005 to 2006, Mr. Shelton was the Senior Director of Marketing for Motorola where he was responsible for the marketing of Motorola Networks products. From 2003 to 2005, he was the Senior Director of Marketing for Advanced Fibre Communications (AFC), now Tellabs. Mr. Shelton also held various management and executive management positions with Mahi Networks, ATU Communications and Bell Canada. Mr. Shelton graduated with dean’s honors as a Civil Engineering Technologist from Seneca College in Toronto, Canada.

Thomas R. Giunta was appointed as our Vice President Engineering in March 2008. Prior to joining us, from 2004 to 2008 Mr. Giunta held senior management positions in Motorola’s IP Video Solutions and Motorola Wireline Networks organizations, where he was responsible for video compression and networking products. From 2002 to 2004, he served as vice president, switching development engineering at Ciena Corporation, where he was responsible for Ciena’s CoreDirector optical core network switching platform. In addition, he previously served in senior leadership and senior engineering/product development and management roles at Mahi Networks, Advanced Fibre Communications, Fujitsu Network Communications and Alcatel. Giunta holds an MBA from the W.P. Carey School of Business at Arizona State University and Bachelor of Science degree in Computer Science from Florida International University.

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 4, 2008 by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock (based upon review of 13F and 13G filings as of March 31, 2008), (ii) each of our directors, (iii) each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table,” and (iv) all of our directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, (i) the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable, and (ii) the business address of each person is 460 Ward Drive, Santa Barbara, California 93111.

	Number of
Name	Shares(3)		Percentage Ownership

Hunchun Baoli Communications Co. Ltd	2,148,296	(1)	13.8%
Bldg. D, Longha Huayuan
Hunchun City, Jilin Province
China
Kopp Investment Advisors, LLC	1,066,600	(2)	6.8%
7701 France Avenue South, #500
Edina, MN 55435
Jeffrey A. Quiram	120,000		*
William Buchanan	—		*
Robert L. Johnson	7,500		*
Robert B. Hammond	50,000		*
Adam L. Shelton	34,646		*
John D. Lockton	11,400		*
Dennis J. Horowitz	15,500		*
Lynn J. Davis	5,350		*
Martin A. Kaplan	12,030		*
David W. Vellequette	625		*
All executive officers and directors as a group (12 persons)	359,551		2%

*	Less than one percent.

(1)	Based on amounts purchased from us in February 2008. Hunchun Baoli Communications Co. Ltd also owns 387,321 shares of our Series A Preferred Stock. Subject to the terms and conditions of our Series A Preferred Stock and to customary adjustments to the conversion rate, each share of our Series A Preferred Stock is convertible into 10 shares of our common stock so long as the number of shares of our common stock beneficially owned by the holder and related parties following such conversion does not exceed 9.9% of our outstanding common stock. As a result of Hunchun Baoli Communications Co. Ltd’s ownership of our common stock, none of its Series A Preferred is currently convertible.

(2)	Based on information reported in a Schedule 13G filed by Kopp Investment Advisors, LLC, on behalf of Kopp Investment Advisors, LLC, Kopp Holding Company, LLC, Kopp Holding Company and Leroy C. Kopp. Kopp Investment Advisers is an investment adviser registered under the Investment Advisers Act of 1940. It is wholly-owned by Kopp Holding Company, LLC which is controlled by Mr. Kopp through Kopp Holding Company. Of the 1,066,600, 239,100 shares are held in a fiduciary or representative capacity. Accordingly, persons other than the listed persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such sales. No person individually has an interest that relates to more than five percent of our common stock.

(3)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of April 4, 2008 as follows: Mr. Quiram, 120,000 shares; Mr. Horowitz, 15,100 shares; Mr. Lockton, 11,400 shares; Mr. Kaplan, 9,110 shares; Mr. Davis, 5,350 shares; Mr. Shelton, 28,646 shares; Mr. Vellequette, 625 shares; and all executive officers and directors as a group, 290,631 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and significant stockholders (defined by statute as stockholders beneficially owning more than ten percent (10%) of the common stock) are required to file with the Securities and Exchange Commission and us reports of ownership, and changes in ownership, of our common stock. Based solely on a review of the reports, and on written representations by certain directors and executive officers, received by us, we believe that all of our executive officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a) during 2007.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee is responsible for oversight of our compensation and employee benefit plans and practices, including our executive compensation, incentive-compensation and equity-based plans. The Compensation Committee also establishes our policies with respect to compensation of executive officers, including our named executive officers (as defined below) and reviews and presents to our Board for its approval our executive compensation disclosures as required by the SEC to be included in our annual proxy statement or annual report on Form 10-K filed with the SEC. Our executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value. The programs are designed to enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders.

Throughout this Proxy Statement, we refer to the individuals who served as our Chief Executive Officer and Chief Financial Officer during 2007, as well as the other individuals included in the Summary Compensation Table below, as our “named executive officers.”

Compensation Philosophy and Objectives

We seek to maintain a competitive total compensation package that aligns the economic interest of our named executive officers with that of our stockholders and rewards individual and corporate performance, while also considering multiple factors including competitive compensation, our budget, the accounting and tax treatment and any impact on share dilution. Our executive compensation programs are based on the belief that the interests of our executives should be closely aligned with our stockholders. In support of this philosophy, a meaningful portion of each executive’s compensation is placed at-risk and is linked to the accomplishment of specific results that are expected to lead to the creation of value for stockholders from both a short-term and long-term perspective.

The Compensation Committee uses data from the Radford Executive Survey, a nationally recognized executive compensation survey, to review and compare our compensation levels to market compensation levels, taking into consideration the other companies’ size, the industry, and the individual executive’s level of responsibility, as well as from anecdotal data regarding the compensation practices of other employers. We do not annually benchmark our executive compensation against a defined peer group, since we believe that defining such a group is difficult and would not materially affect our decisions. The Compensation Committee does not generally hire an outside consulting firm to assist with compensation, as we believe that the value of doing so is exceeded by the costs.

2007 Executive Compensation Components

For the year ended December 31, 2007, the principal components of compensation for our named executive officers were:

•	base salary;

•	annual bonuses;

•	long-term equity incentive compensation; and

•	perquisites and other personal benefits.

While the elements of compensation are considered separately, the Compensation Committee takes into account the total compensation package afforded by us to the individual executive.

Base Salary.  We pay our named executive officers a base salary to provide a minimum compensation level and to reflect the perceived current value of each executive relative to his or her peers. We establish base salary levels for executive officers based on factors such as (i) the responsibilities of the position, (ii) the individual’s performance and perceived ability to influence our financial performance in the short and long-term, (iii) the compensation of our other employees and (iv) our evaluation of salaries for similar positions at other employers. The base salaries for some of our named executive officers are set in their employment agreements with us. Subject to any applicable employment agreements, the Compensation Committee reviews the salaries of the executive officers (including the Chief Executive Officer) annually as well as upon any promotion or other significant change in job responsibility. Changes in base salary may reflect changes in the cost of living, changes in compensation paid by our peer group and other employers, or the Compensation Committee’s assessment, in consultation with our management, of the individual’s performance. The Compensation Committee did not increase the base salary for any of our named executive officers in 2007. For the amount of the base salary of each of our named executive officers for 2007, see “SUMMARY OF COMPENSATION.” Although the rate of payment of base salary was not increased for 2007, the actual amounts paid for 2007 base salaries to our named executive officers as shown in that table increased from that in 2006 because of partial years and salary increases in March, 2006.

Annual Bonuses.  We maintain a bonus plan for executive officers and selected other members of senior management. Our bonus plan is intended to provide incentives to senior management for achieving certain objective performance goals. Under the plan, the Compensation Committee establishes financial and other pertinent objectives for the period. The Compensation Committee also retains the authority to award discretionary bonuses for performance in other aspects of the business not covered by the established goals. At the beginning of 2007, the Compensation Committee established the performance target of $34.8 million in net revenue and assigned each named executive officer an annual target bonus amount based on a percentage of his or her base salary as follows:

Name	% of Base Salary

Jeffrey A. Quiram	100
William J. Buchanan	40
Robert L. Johnson	40
Robert B. Hammond	40
Adam L. Shelton	40

The financial objectives established by the Compensation Committee for 2007 were not met, and no bonuses were paid based on quantitative targets. The Compensation Committee did award discretionary bonuses based on its assessment of significant accomplishments during 2007 with respect to the establishment of our Chinese joint venture, the raising of additional capital and the management of the business through significant financial challenges. These bonuses, as a percentage of base salary, were significantly less than the bonus targets set at the beginning of the year based on the quantitative measures. For the amount of the cash bonus of each of our named executive officers for 2007, see “SUMMARY OF COMPENSATION.”

Long-term equity incentive compensation.  We grant stock options and stock awards to our named executive officers to attempt to align their interests with those of our stockholders, to encourage long term retention of executives and to reward share price appreciation and the attainment of other corporate goals over a multi-year period. In addition to any periodic grants, stock option grants and awards may be made to executive officers, for example: upon initial employment, upon promotion to a new, higher level position that entails increased responsibilities and accountability, for the recognition of superior performance, or as an incentive for continued service with us as well as continued superior performance. The Compensation Committee takes into account the total compensation offered to our named executive officers when considering the number of options awarded. In 2007, no stock awards or stock options were awarded to our named executive officers.

Perquisites and Other Personal Benefits.  Our named executive officers participate in our employee plans on the same basis as other employees, including vacation, medical and health benefits and our retirement savings plan under Section 401(k) of the Internal Revenue Code. In addition, we provide our named executive officers with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions, which include (i) living and commuting expenses for Messrs. Quiram and Shelton, and (ii) life insurance premiums for all named executive officers. These benefits are considered by the Compensation Committee in its review of compensation for our named executive officers. We believe these perquisites, while not representing a significant portion of our named executive officers’ total compensation, reflect our intent to create overall market comparable compensation packages. For information concerning the value of the perquisites of each of our named executive officers during 2007, see “SUMMARY OF COMPENSATION.”

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation paid to executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to executive officers to the extent consistent with our best interests. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for our success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances. We believe that the compensation paid to our named executive officers in 2007 should generally be fully deductible for federal income tax purposes.

We account for stock-based payments, including awards under our Management Incentive Plan, in accordance with the requirements of FASB Statement 123(R).

Change of Control Payments

As described below under “Principal Compensation Agreements and Plans — Change of Control Agreements”, we are obligated under the employment contracts with Messrs. Quiram and White and change of control agreements with Messrs. Hammond, Johnson and Shelton to make severance payments to such officers in the event their employment is terminated under certain circumstances within 24 months after a change of control as defined in those agreements. We believe that these payments were necessary to attract and retain these officers.

Role of Executive Officers in Compensation Decisions

Under its charter, the Compensation Committee makes all compensation decisions with respect to the Chief Executive Officer and makes recommendations to our Board regarding non-equity compensation and equity awards to our other named executive officers and all other elected officers. In doing so, with respect to named executive officers other than the Chief Executive Officer, the Compensation Committee generally receives a recommendation from our Chief Executive Officer and other officers as appropriate. Our Chief Executive Officer also generally recommends the number of options to be granted to executive officers, within a range associated with the individual executive’s salary level, and presents this to the Compensation Committee for its review and approval.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of three non-employee directors — Lynn J. Davis (Chairman), Dennis J. Horowitz and Martin A. Kaplan. No interlocking relationship exists between our Board and the compensation committee of any other company, and no such interlocking relationship has existed in the past.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Lynn J. Davis, Chairman
Dennis J. Horowitz
Martin A. Kaplan

PRINCIPAL COMPENSATION AGREEMENTS AND PLANS

Employment Agreements

Jeffrey A. Quiram.  We entered into an employment agreement with Mr. Quiram in 2005, which we amended in 2007 to comply with the deferred compensation rules under the Internal Revenue Code. The employment agreement provides for the following:

•	Appointment as President, Chief Executive Officer and a member of our Board;

•	A base salary, which has been $315,000 per year since 2006;

•	A bonus of up to 100% of his base salary based upon achievement of annual performance goals to be developed by the Compensation Committee and Mr. Quiram;

•	Initial stock option grants totaling 240,000 shares of stock;

•	Accelerated vesting of all his equity grants in the event of an Involuntary Termination or Change of Control (both as defined in his employment agreement);

•	A severance payment equal to one year’s salary and continued benefits for one year in the event of involuntary termination;

•	In the event of a Change of Control , whether or not he is terminated, Mr. Quiram is entitled to (i) payment of two times his annual base salary, (ii) 24 months of benefits coverage, and (iii) accelerated vesting of all of his outstanding equity grants;

•	Payment or reimbursement of travel expenses from his present home in Minnesota and the lease of an apartment for Mr. Quiram near our Santa Barbara headquarters. We are also obligated to make a special indemnity payment for any taxes resulting from the payment or reimbursement of such expenses; and

•	Lease of an automobile.

Terry A. White.  We entered into an employment agreement with Mr. White in 2005, which we amended in 2007 to comply with the deferred compensation rules under the Internal Revenue Code. The employment agreement provides for the following:

•	Appointment as Vice President Worldwide Sales;

•	A base salary of $220,000 per year;

•	An annual sales bonus;

•	A stock option for 100,000 shares of stock;

•	A severance payment equal to six months salary and continued benefits for six months in the event of Involuntary Termination (as defined in his employment agreement), which is increased to 12 months if his employment is terminated following a Change On Control (as defined in his employment agreement);

•	In the event of a Change of Control, whether or not he is terminated, he shall receive (i) accelerated vesting of 50% of his options and (ii) accelerated vesting of his remaining options if he does not resign from us for six months after the Change of Control; and

•	Accelerated vesting of his stock options in the event of an Involuntary Termination or a Change of Control.

Change of Control Agreements.  We also have “change of control” agreements with Messrs. Hammond, Johnson and Shelton. These change of control agreements generally provide that, if the employee’s employment is terminated within twenty-four months of a “Change of Control” (as defined in the change of control agreements) either (i) by us for any reason other than death, “Cause” or “Disability” (as both terms are defined in the change of control agreements) or (ii) by the employee for “Good Reason” (as defined in the change of control agreements), then the terminated employee will be entitled to a severance benefits salary continuation payments and continuation of health/life insurance benefits for 18 months and accelerated vesting for all outstanding unvested stock options and similar equity securities held by the employee. Any payments or distributions made to or for the benefit of the named employees under these change of control agreements will be reduced, if necessary, to an amount that would result in no excise taxes being imposed under Internal Revenue Code Section 4999.

Stock Option Plan

We presently have a single plan for granting equity incentives — the 2003 Equity Incentive Plan (as amended, the “Plan”). The following summarizes the essential features of the Plan. A copy of the Plan is attached to this Proxy Statement, and you are encouraged to read it in full for its precise terms. We are asking that stockholders approve an amendment to the Plan under Proposal Two. In addition to stock options outstanding under the Plan, we have stock options outstanding under the following prior equity compensation plans: the 1999 Stock Option Plan, the 1998 Stock Option Plan, the 1992 Stock Option Plan and the Non-statutory 1992 Directors Option Plan, as well as the Conductus 2001 Stock Option Plan. All of these plans are administrated by the Compensation Committee, but no new grants may be made under any of them except the Plan.

Eligibility The Plan provides for grants to our key employees, directors and consultants. As of April 14, 2008, there were approximately 135 employees and directors eligible to receive awards under the Plan.

Purpose.  The purpose of the Plan is to promote our success, and enhance our value, by linking the personal interests of participating employees and directors to those of our stockholders and by providing such employees and directors with an incentive for outstanding performance. The Plan is further intended to provide us flexibility in our ability to motivate, attract and retain the services of participating employees upon whose judgment, interest and special efforts we are is largely dependent for the successful conduct of our operations.

Administration The Plan is administered by the Compensation Committee.

Types of Awards.  The Plan provides for stock options, stock appreciation rights (“SARs”), restricted stock awards, performance unit awards and performance share awards:

•	Options. Plan participants may receive options to purchase shares of our common stock for an exercise price fixed on the date of the grant. The exercise price may not be less than the fair market value of our common stock on the date of the grant. Grants of option rights under the Plan may be incentive stock options or non-qualified stock options. An incentive stock option is an option that is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code. A Plan participant may pay the exercise price of an option in cash, by check, or by the transfer of unrestricted shares of our common stock owned for a period of time acceptable to the Compensation Committee and having a value at the time of exercise equal to the exercise price, by any other consideration the plan committee may deem appropriate, or by a combination thereof. The Compensation Committee shall determine the vesting schedule and requirements for continuous service associated with each grant of options and may provide for earlier vesting under specified circumstances. The vesting or exercise of option rights may be subject to the optionee or the achievement of management objectives. No incentive options shall be exercisable more than 10 years after the date of grant.

•	Stock Appreciation Rights (“SAR”). The Plan permits the grant of three types of SARs: Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. An Affiliated SAR is an SAR that is granted in connection with a related option and which will be deemed to automatically be exercised simultaneously with the exercise of the related option. A Freestanding SAR is an SAR that is granted independently of any options. A Tandem SAR is an SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled). The Compensation Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs. However, the grant price must be at least equal to the fair market value of a share of our common stock on the date of grant in the case of a Freestanding SAR and equal to the option price of the related option in the case of an Affiliated or Tandem SAR.

•	Restricted Stock Awards. The Plan permits the grant of restricted stock awards which are restricted shares of our common stock that vest in accordance with terms established by the Compensation Committee. The Compensation Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (company-wide, divisional and/or individual), and/or restrictions under applicable federal or state securities laws. The Compensation Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.

•	Performance Unit/ Share Awards. The Plan permits the grant of performance unit and performance share awards which are bonuses credited to an account established for the recipient and payable in cash, our common stock, or a combination thereof. Each performance unit has an initial value that is established by the Compensation Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of our common stock on the date of its grant. The number and/or value of performance unit/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Compensation Committee are satisfied. After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance unit/shares earned by the recipient, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Compensation Committee also may waive the achievement of any performance goals for such performance units/shares. Subject to the applicable award agreement, performance units/shares awarded to recipients will be forfeited upon the earlier of the recipient’s termination of employment or the date set forth in the award agreement.

Term.  No grants of incentive stock options may be made under the Plan after March 20, 2013. All awards made under the Plan that remain outstanding subsequent to that date shall continue to be governed by the terms of the Plan.

Nontransferability of Award.  Awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Plan Benefits.  As the grant of awards under the Plan is discretionary, it is impossible to determine the amount and terms of such future grants under the Plan. Our common stock underlies all of the options and rights to be awarded under the Plan. The market value of our common stock at the close of trading on April 4, 2008 was $4.23 per share. The limits and sub-limits on the number of awards under the Plan, and the number of shares and price per share applicable to any outstanding award, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations.

Prohibition on Repricing.  The Compensation Committee may not lower the exercise price of outstanding option rights without the approval of our stockholders.

Federal Tax Aspects.  The following is a summary of certain federal income tax consequences relating to awards under the Plan, based on federal income tax laws currently in effect. This summary is not intended to and does not describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option right or shares of common stock purchased or granted pursuant to, or any other award granted under, the Plan and does not describe any state, local or foreign tax consequences.

Tax Consequences to Participants

Incentive Stock Options.  A Plan participant will not recognize income upon the grant of an option intended to be an incentive stock option. Furthermore, a Plan participant will not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements although the exercise may be subject to alternative minimum tax. To satisfy the employment requirement, a Plan participant must exercise the option not later than three (3) months after he or she ceases to be our employee (one (1) year if he or she is disabled). To satisfy the holding period requirement, a Plan participant must hold the shares acquired upon exercise of the incentive stock option for more than two (2) years from the grant of the option and more than one (1) year after the shares are transferred to him or her. If these requirements are satisfied, the Plan participant will be taxed on the difference between his or her basis in the shares and the net proceeds of the sale at capital gain rates on the sale of the shares.

If a Plan participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option without satisfying the holding period requirement, the Plan participant will usually recognize ordinary income at the time of disposition equal to the amount of the difference between the fair market value of that stock on the date the option is exercised and the exercise price of the option.

Non-Qualified Stock Options.  In general, a Plan participant will not recognize income at the time an option is granted. At the time of exercise of the option, he or she will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares of our common stock on the date of exercise. At the time of the sale of the shares of our common stock acquired pursuant to the exercise of an option, appreciation in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain, and depreciation in value will be treated as short-term or long-term capital loss, depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if the participant has satisfied applicable holding period requirements.

Stock Appreciation Rights.  A Plan participant will not recognize income upon the grant of a stock appreciation right. In general, a participant will recognize ordinary income at the time he or she receives payment on a stock appreciation right in the amount of the payment.

Restricted Shares.  In general, a Plan participant will not recognize ordinary income upon receipt of restricted shares. The Plan participant will recognize ordinary income when the shares are transferable by the Plan participant or are no longer subject to a substantial risk of forfeiture, whichever occurs first. At such time, the Plan participant will recognize ordinary income in an amount equal to the current fair market value of the shares. A Plan participant may, however, elect to recognize ordinary income when the restricted shares are granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. Any appreciation in the value of the shares after the date the shares become transferable or are no longer subject to substantial risk of forfeiture, or after the participant has made the election referred to in the preceding sentence, if applicable, will be treated as either short-term or long-term capital gain, and any depreciation in value will be treated as either short-term or long-term capital loss, depending upon how long the shares have been held.

Performance Units.  A Plan participant will not recognize income upon the grant of performance units. In general, a Plan participant will recognize ordinary income at the time he or she receives payment with respect to performance units in the amount of the payment.

Tax Consequences to us.  To the extent that a Plan participant recognizes ordinary income as described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

SUMMARY COMPENSATION TABLE

The following table sets forth the base salary and other compensation of our named executive officers with respect to 2006 and 2007:

				(e)	(f)	(i)
		(c)	(d)	Stock	Option	All Other	(j)
(a)	(b)	Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)

Jeffrey A. Quiram	2007	315,650	100,000	75,000	—	110,885	601,535
Director, President, Chief	2006	310,961	—	31,313	—	135,326	477,600
Executive Officer
William J. Buchanan	2007	205,063	20,506	15,000	—	1,334	241,903
Controller and Acting Chief Financial Officer	2006	188,026	—	6,263	—	9,945	204,234
Robert L. Johnson	2007	235,400	24,000	30,000	—	1,290	290,690
Senior Vice President, Operations	2006	227,244	—	12,525	—	1,290	241,059
Robert B. Hammond	2007	248,442	24,000	30,000	—	1,290	303,732
Senior Vice President,	2006	244,087	—	12,525	—	1,290	257,902
Chief Technical Officer
Adam L. Shelton(4)	2007	240,000	24,000	11,250	38,250	46,532	360,032
Vice President Product Management and Marketing	2006	170,440	75,000	4,697	28,697	39,745	318,569

(1)	The amounts in column (e) reflect the following 2006 restricted stock awards: Mr. Quiram, 100,000 shares; Mr. Buchanan, 20,000 shares; Mr. Johnson 40,000 shares; Mr. Hammond, 40,000 shares; Mr. Shelton, 15,000 shares. There were no restricted stock awards in 2007. We used the value recognized for financial statement reporting purposes in accordance with FAS 123(R), under the assumptions included in footnote 7 to our audited financial statements for the years ended December 31, 2007 and December 31, 2006 included in our Annual Report to Stockholders, excluding assumed forfeitures.

(2)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for 2007, in accordance with FAS 123(R) of awards of options to purchase the following numbers of shares of our Common Stock, as follows: for Mr. Shelton, 55,000 shares in 2006. Assumptions used in the calculation of these amounts are included in footnote 7 to our audited financial statements for 2007 included in our Annual Report on Form 10-K filed with the SEC on March 27, 2007, excluding assumed forfeitures.

(3)	The amounts shown in column (i) reflect the value attributable to term life insurance premiums for each named executive officer as well as other perquisites described below. Each named executive officer is responsible for paying income tax on such amounts. The aggregate dollar amount of perquisites or other personal benefits for our named executive officers is less than $10,000 for each named executive officer, except with respect to Messrs. Quiram and Shelton. Pursuant to the terms of their employment agreements, Mr. Quiram received $110,435 in 2007 and $134,876 in 2006 for travel expenses from his home in Minnesota, the lease of an apartment near our Santa Barbara headquarters, the lease of an automobile, and special indemnity payments to cover the taxes resulting from the payment or reimbursement of such travel and housing expenses and Mr. Shelton received $46,197 in 2007 and $39,416 in 2006 for travel expenses for travel from his home in California to our headquarters.

(4)	The 2006 numbers for Mr. Shelton are for a partial year.

GRANTS OF PLAN BASED AWARDS

We did not make any grants of plan based awards to our named executive officers in 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to outstanding equity grants on December 31, 2007:

	Option Awards				Stock Awards
						Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested
(a)	(1)(b)	(2)(c)	($)(e)	(f)	(3)(g)	($)(h)

Jeffrey A Quiram	120,000	—	6.90	5/25/2015
					100,000	555,000
William J Buchanan	—	—	—	—
					20,000	111,000
Robert L Johnson	—	—	—	—
					40,000	222,000
Robert B Hammond	—	—	—	—
					40,000	222,000
Adam L Shelton	22,917	32,083	4.03	4/24/2016
					15,000	83,250

(1)	These options are fully vested.

(2)	We granted options to purchase a total of 55,000 shares to Mr. Shelton in 2006 and did not grant any options in 2007. These options vest 25% after one year and ratably, monthly, for the remaining three years.

(3)	All stock awards were granted in July 2006 and become fully vested in July 2008.

OPTION EXERCISES AND STOCK VESTED

There were no stock options exercised by, nor did any stock awards become vested for, our named executive officers during fiscal 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The information below sets forth the amount of compensation we expect to pay to each of our named executive officers in the event of termination of such executive’s employment, including certain estimates of the amount which would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid out can only be determined at the time of such executive’s termination.

Regardless of the manner in which any of our employees (including any of our named executive officers) is terminated, the employee is entitled to receive certain amounts due during such employee’s term of employment. Such amounts include:

•	Any unpaid base salary from the date of the last payroll to the date of termination;

•	Any unpaid annual bonus for a previously completed year, unless specified otherwise;

•	Reimbursement for any properly incurred unreimbursed business expenses; and

•	unpaid, accrued and unused personal time off through the date of termination;

In addition, the terminated employee will retain certain rights:

•	any existing rights to indemnification for prior acts through the date of termination; and

•	Any stock options awarded pursuant to the Plan to the extent provided in the Plan and the grant or award.

In addition to the foregoing, the following sets forth the payments to be made to our named executive officers on any termination:

Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason.  Under his employment agreement, Mr. Quiram is entitled to receive a severance payment equal to one year’s salary and continued benefits for one year in the event of his involuntary termination, and all of Mr. Quiram’s equity grants then outstanding will vest immediately. Under his employment agreement, Mr. White is entitled to receive a severance payment equal to six month’s salary and continued benefits for six months in the event of his involuntary termination, and all of Mr. White’s equity grants then outstanding will vest immediately. Based on compensation paid in 2007, then unvested options, and using medical insurance premiums and the price of our Common Stock as of December 31, 2007, we estimate that the approximate value of these severance payments on December 31, 2007 would have been $890,000 for Mr. Quiram and $350,000 for Mr. White.

Payments on Termination following a Change of Control.  Under his employment agreement, in the event of a change of control, whether or not he is terminated, Mr. Quiram is entitled to (i) payment of two times his annual base salary, (ii) 24 months of benefits coverage, and (iii) vesting of all of his outstanding equity grants. Under his employment agreement, in the event of a change of control, whether or not he is terminated, Mr. White is entitled to (i) vesting of 50% of his equity grants and (ii) vesting of his remaining equity grants if he does not resign from us for six months after the change of control. In addition, if Mr. White’s employment is terminated involuntarily following a change of control, then he is entitled to a lump sum payment equal to one year of his base salary. Based on compensation paid in 2007, then unvested equity grants, and using medical insurance premiums and the price of our Common Stock as of December 31, 2007, we estimate that the approximate value of these benefits on December 31, 2007 would have been $1.2 million for Mr. Quiram, and $111,000 for Mr. White. If Mr. White does not resign for six months after the change of control, he would have received an estimated additional $111,000 in benefits under such assumptions. If Mr. White is terminated involuntarily following a change of control, he would have received an estimated additional $220,000 in benefits under such assumptions.

If within twenty-four months of a change of control any of Messrs. Hammond, Johnson or Shelton (i) is terminated by us for any reason other than death, “cause” or “disability” or (ii) terminates his employment for “good reason,” then the terminated executive will be entitled to a severance payment equal to 1.5 times the executive’s annual base salary, continuation of certain benefits and immediate vesting of all his equity grants then outstanding. Based on compensation paid in 2007, then unvested equity grants, and using medical insurance premiums and the price of our common stock as of December 31, 2007, we estimate that the approximate value of these benefits on December 31, 2006 would have been $620,000 for Mr. Hammond, $600,000 for Mr. Johnson and $550,000 for Mr. Shelton.

Payments Made Upon Death or Disability.  Except as noted above, none of our named executive officers have any contractual severance arrangements on termination or change of control.

PROPOSAL TWO

APPROVAL OF AMENDMENT OF THE 2003 EQUITY INCENTIVE PLAN

We believe that our officers and other key employees should have a significant stake in our stock price performance under programs which link compensation to stockholder return. As a result, stock option grants and other equity incentives are an integral part of our compensation program. The Plan has an aggregate limit of 2,500,000 shares of our common stock for all awards and related sub-limits on awards to a single person and on certain types of equity awards.

At the time the Plan was adopted, we (like most companies) had historically used only options because of certain tax and accounting advantages. As a result, section 4.1.2 of the Plan included a limitation of 360,000 shares available for issuance pursuant to awards of Restricted Stock, Performance Units and Performance Shares. Accounting changes since the time the Plan was adopted have made it commonplace for companies to grant restricted stock as well as options. This small number of shares available for issuance as restricted stock as a result of the section 4.1.2 limitation has effectively removed this valuable long-term incentive compensation benefit from our compensation package. Accordingly, our Board is requesting that you approve the deletion of section 4.1.2 and the special sub-limit on grants of awards of Restricted Stock, Performance Units and Performance Shares. If Proposal Two is approved, we would be allowed to make awards of Restricted Stock, Performance Units and Performance Shares of grants under the Plan without special restriction, but still subject to any other applicable limits under the Plan, including the maximum number of shares available for options of all types of awards to a single participant in one year, the maximum number of shares that can be granted in any year, and the maximum number of shares that may be granted under the Plan.

For a summary description of the Plan, see “Executive Compensation — Stock Option Plans.” That summary is qualified in its entirety by reference to the full text of the amended plan which is attached to this Proxy Statement as Annex B. The proposed changes to the Plan are shown on Annex B.

Vote Required

Proposal Two requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE 2003 EQUITY INCENTIVE PLAN.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board has selected Stonefield Josephson, Inc., an independent registered public accounting firm, to audit our financial statements for 2008. The Audit Committee is submitting its selection to the stockholders for ratification. Stonefield Josephson, Inc. has served as our auditor since 2006 and has no financial interest of any kind in us except the professional relationship between auditor and client. A representative of Stonefield Josephson is expected to attend the meeting, will be afforded an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by stockholders.

Required Vote

Proposal Three requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will not have any effect on the outcome of this proposal. In the event the stockholders do not approve this proposal, the Audit Committee will reconsider the appointment of Stonefield Josephson, Inc. as our independent auditors.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 90.

The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with Stonefield Josephson, Inc. its independence, including whether their provision of other non-audit services to us is compatible with maintaining its independence.

The Committee discussed with our independent auditors the overall scope and plans for the respective audits. The Committee meets with the independent auditors, with and without management present to discuss the results of their examinations, the evaluation of our internal controls and the overall quality of our reporting.

Based upon the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the last year for filing with the Commission. The Audit Committee and our Board also have recommended, subject to stockholder approval, the selection of our independent auditors.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that we specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

AUDIT COMMITTEE
Dennis J. Horowitz (Chairman)
David Vellequette
John D. Lockton
Lynn J. Davis

FEES PAID TO INDEPENDENT AUDITORS

The Audit Committee regularly reviews and determines whether specific non-audit projects or expenditures with our independent auditors, Stonefield Josephson, Inc., potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by PricewaterhouseCoopers. Pre-approval is generally provided by the Audit Committee for up to one year, as detailed as to the particular service or category of services to be rendered, as is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis.

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers and Stonefield Josephson for 2006 and Stonefield Josephson, Inc. for 2007, all of which were pre-approved by the Audit Committee:

	Year Ended December 31,
	2006	2007

Audit fees(1)	$300,293	$236,388
Audit-related fees(2)	—	$5,475
All other fees(3)	$12,630	$26,415
Total	$312,923	$268,278

(1)	Includes fees for professional services rendered for the audit of our annual financial statements and review of our annual report on Form 10-K and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of 2007 and 2006.

(2)	Fees related to financial reporting or disclosure matters not classified as audit services.

(3)	In 2007 these fees related to services rendered for our S-3 registration, while in 2006 these fees related to services rendered for our SEC letter response and compliance software fees.

TRANSACTIONS WITH RELATED PERSONS

BAOLI Investment.  Under an agreement entered into in 2007, on February 27, 2008, we issued to Hunchun BaoLi Communication Co. Ltd. (“BAOLI”) and two associated purchasers a total of (a) 3,101,361 shares of our common stock (of which 953,065 must be voted in accordance with the votes of our other shares, effectively giving the holder no voting power over such shares) and (b) 611,523 shares of our Series A Convertible Preferred Stock (convertible under certain conditions into 6,115,230 shares of our common stock). We received $15.0 million in cash, of which $4.0 million was funded in 2007 and the $11.0 million balance was funded in January 2008.

Subject to the terms and conditions of our Series A Preferred and to customary adjustments to the conversion rate, each share of our Series A Preferred is convertible into ten shares of our common stock so long as the number of shares of our common stock beneficially owned by the holder and related persons following such conversion does not exceed 9.9% of our outstanding common stock. Except for a preference on liquidation of $.01 per share, each share of Series A Preferred is the economic equivalent of the ten shares of common stock into which it is convertible. Except as required by law, the Series A Preferred will not have any voting rights.

BAOLI Joint Venture.  We and BAOLI have established a joint venture to manufacture and market our SuperLink® interference elimination solution for the China market. Our agreements provide that BAOLI will provide the manufacturing expertise and financing in exchange for 55 percent of the equity and we will provide an exclusive license in the China market of the enabling technology in exchange for 45 percent of the equity and a royalty on sales.

Procedures.  Our Code of Business Conduct and Ethics defines a conflict of interest as any situation in which a director, officer or employee has competing professional or personal interests, which could possibly make it difficult to fulfill his or her duties and responsibilities in an impartial manner. It is specifically required by our Code of Business Conduct and Ethics that all of our officers, directors and employees (1) fully disclose to the appropriate parties all actual or perceived conflicts of interest and (2) ensure that their duties and responsibilities are handled in such a manner that ensures impartiality.

Under our corporate governance procedures, related party transactions and waivers of conflicts and other provisions of our Code of Business Conduct and Ethics must be approved by the Nominating Committee, with any interested members abstaining. If such a waiver is granted to any of our executive officers, we expect to announce the waiver within four business days at our website at www.suptech.com.

ANNUAL MEETING ATTENDANCE

We expect that all of our Board members attend our Annual Meeting in the absence of a showing of good cause for failure to do so. All of the members of our Board attended our 2007 Annual Meeting.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report for the year ended December 31, 2007 is being mailed to our stockholders along with this Proxy Statement. Our Annual Report is not to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

INVESTOR INFORMATION

All reports filed by us with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by us with the SEC at the SEC’s public reference room located at 450 Fifth St., N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. We also provide copies of its Forms 8-K, 10-K, 10-Q, Proxy, Annual Report and press releases at no charge to investors upon request and make electronic copies of such reports and press releases available through our website at www.suptech.com as soon as reasonable practicable after filing such material with the SEC. Requests should be sent to us, attention: Amy Ott.

We know of no other matters to be submitted at our Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board may recommend.

By Order of the Board of Directors

Jeffrey A. Quiram
President and Chief Executive Officer

Santa Barbara, California
April 14, 2008

ANNEX A

SUPERCONDUCTOR TECHNOLOGIES INC.
AUDIT COMMITTEE CHARTER

Statement of Policy

The Audit Committee of the Board of Directors shall assist the directors in fulfilling their oversight responsibilities. The Audit Committee will review the financial reporting process, the system if internal controls, the audit process and the Company’s process for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee will maintain free and open communication between the directors, the independent auditors and the financial management of the Company. The Audit Committee is intended to provide an independent and, as appropriate, confidential forum in which interested parties can freely discus information and concerns.

Organization

Independence:  The Audit Committee shall be comprised of at least three directors who are independent of the management and the Company. Members of the Audit Committee shall be considered “independent” if they meet the then current standards of the Nasdaq Stock Market, Inc. (NASDAQ), the SEC and Section 10A(m)(3) of the Securities Exchange Act of 1934. An independent director cannot have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Section 10A(m)(3) prohibits any director serving on the Audit Committee from receiving any consulting, advisory or other compensatory fee from the company or any parent or subsidiary of the company, other than compensation for board or board committee service. Section 10A(m)(3) also prohibits any person affiliated with the company or any parent or subsidiary from serving on the Audit Committee. If future SEC or NASD rules require a more limited definition of “independent,” then this charter will be deemed amended when so required to conform with any additional limitations. The Audit Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Audit Committee members shall elect a chairperson by vote of a majority of the Audit Committee.

Knowledge and Experience:  All Audit Committee members will have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Additionally, the Audit Committee shall have at least one member who qualifies as a financial expert under NASD Rule 4350(d)(2)(A)(i). Under that rule, the Audit Committee must have at least one member “who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.” The Audit Committee will also endeavor, wherever practicable, to secure as a member a financial expert that also meets the definition of “audit committee financial expert” adopted by the SEC in Rule 401(h) of Regulation S-K.

Meetings:  The Audit Committee will meet in an executive session at least quarterly, or more frequently as circumstances dictate. In connection with each meeting, the Committee will provide an opportunity for the independent auditors and management to meet separately with the Audit Committee, without members of the other group present.

Compensation:  Audit Committee members may not receive any director or indirect compensation from Superconductor, other than as a director and/or as a member of any committee of the board.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

•	Obtain the approval of the full Board of Directors of the Charter, and review and reassess this Charter at least annually or as conditions dictate.

•	Hire the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

•	Review and approve all related party transactions.

•	Approve all fees and engagement terms.

•	Have a clear understanding with the independent auditors that the auditors are ultimately accountable to the Audit Committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

•	Pre-approve all audit and non-audit services performed by Superconductor’s auditors, subject to a de-minimis exception for expenditures for non-audit services. The preapproval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes not more than 5% of the total fees paid by Superconductor to its auditors during the fiscal year, (ii) such services were not recognized by the company at the time of engagement to be non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the Audit Committee or by one or more members of the Audit Committee who has been authorized by the Audit Committee to grant such approvals. In reviewing non-audit services, the Audit Committee will consider whether the provision of non-audit services, if any, by the independent auditors is compatible with maintaining the independent auditors independence. The Audit Committee will not approve any of the Prohibited Services listed on Appendix A to the charter, and in making a business judgment about particular non-audit services, the Audit Committee will consider the guidelines contained in Appendix A to the charter. The Audit Committee may delegate to one or more of its members the authority to grant any required preapprovals of audit or non-audit services. The granting of such approval by the designated member(s) shall be reported to the full Audit Committee at its next regularly scheduled meeting.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors’ compensation, and at the conclusion of the audit process, review with the independent auditors their findings.

•	Review with the independent auditors the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•	Review communications received by the Company from regulators and other legal and regulatory matters that may have a material effect on the financial statements or on the Company’s compliance policies.

•	Inquire of management and the independent auditors about significant areas of risk or exposure and assess the steps management has taken to minimize such risks.

•	Review the financial statements contained in the annual report to shareholders and other SEC filings with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgment about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

•	Meet with the independent auditors without members of management present. Among the items to be discussed in these meeting are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

•	Review with financial management any quarterly, annual or other press releases containing historical or forward — looking financial information before the press release is issued to the general public or filed with the SEC. In the case of forward-looking financial information, the Audit Committee may consult with the full board as and when deemed appropriate by the Audit Committee.

•	Report the results of the annual audit to the Board of Directors and, if requested by the Board, invite the independent auditors to attend the full Board of Directors’ meeting to assist in reporting the results of the annual audit or to answer the directors’ questions.

•	On an annual basis, obtain form the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, appropriate action to ensure the continuing independence of the auditors.

•	Submit the minutes of all meeting of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties with the power to retain outside counsel, accountants, or others for this purpose if, in its judgment, that is appropriate.

•	Confirm in writing to the NASD annually or with respect to any changes on the Audit Committee regarding independence, financial capabilities and the annual review and reassessment of the Audit Committee Charter.

•	Disclose on the Company’s Proxy Statement the Audit Committee Charter. The Charter will be including in the Proxy Statement every three years or when significant amendments are made to it.

Procedures for Responding to Concerns

Every employee of or consultant to the Company who has, or who hears expressed by another person, any concerns about the manner in which the Company’s financial statements or public reports are prepared, the sufficiency of its internal financial controls, the honesty or competence of its financial management or independent auditors or any other matter within the purview of the Audit Committee is directed and strongly encouraged to report the matter promptly to any member of the Audit Committee. The Audit Committee will attempt to keep the name of the person reporting the potential issue confidential to the extent requested by that person and not inconsistent with the best interests of the Company. The Audit Committee will not tolerate retaliation against any person who reports potential issues to the Audit Committee in good faith.

Any member of the Audit Committee who receives such a complaint or inquiry shall notify the Chair of the Audit Committee, who shall then notify the other members of the Audit Committee. The Audit Committee will then promptly decide on an appropriate methodology to investigate, understand and resolve the potential issue in a timely fashion. To do so, the Audit Committee has the power to retain outside counsel, accountants and other professionals to assist in responding to and investigating any issue. After review and discussion in an executive session and (as the Audit Committee deems necessary) with the full Board of Directors and with outside counsel or other outside advisors, the Audit Committee shall seek to promptly address the concerns and respond privately or publicly, as appropriate, to address the matter. The decision of the Audit Committee in any such matter will be final and binding on the Company without further action of the Board of Directors.

Approved by the Board of Directors and the Audit Committee as of May 25, 2004.

Dennis J. Horowitz	John D. Lockton
Chairman, Audit Committee	Chairman of the Board of Directors

APPENDIX A

To help maintain internal audit controls, the following non-audit services shall not be performed by Superconductor’s independent auditors (“Prohibited Services”):

•	Bookkeeping or other services related to the Company’s accounting records;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker, dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service the SEC or the NASDAQ determines, by regulations is not permitted.

Some factors which may be considered by the Audit Committee when deciding whether to approve audit and non-audit services, which are not Prohibited Services, include:

1. Whether the service facilitates the performance of the audit, improves the Company’s financial reporting process, or is otherwise in the interest of the Company and its shareholders.

2. Whether the service is being performed principally for the Audit Committee.

3. The effects of the service, if any, on audit effectiveness or on the quality and timeliness of the Company’s financial reporting process.

4. Whether the service would be performed by specialists who ordinarily also provide recurring audit support.

5. Whether the service would be performed by audit personnel and, if so, whether it will enhance their knowledge of the Company’s business and operations.

6. Whether the role of those performing the service would be inconsistent with the auditor’s role.

7. Whether the audit firm’s personnel would be assuming a management role or creating a mutuality of interest with management.

8. Whether the auditors, in effect, would be auditing their own numbers.

9. Whether the project must be started and completed very quickly.

10. The size of the fee(s) for the non-audit service(s).

ANNEX B

2003 Equity Incentive Plan, as proposed to be amended

Superconductor Technologies Inc. hereby adopts the 2003 Equity Incentive Plan, effective as of March 20, 2003, as amended May 25, 2005, March 13, 2006, September 21, 2007 and April 3, 2008 (the “Plan”) as follows:

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Background and Effective Date.  The Plan provides for the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (or SARs), Restricted Stock, Performance Units, and Performance Shares. The Plan is adopted and effective as of March 20, 2003, subject to approval by the stockholders of the Company within twelve (12) months. The Company will seek stockholder approval in the manner and to the degree required under Applicable Laws. Awards may be granted prior to the receipt of stockholder approval, but such grants shall be null and void if such approval is not in fact received within twelve (12) months.

1.2 Purpose of the Plan.  The purpose of the Plan is to promote the success, and enhance the value, of the Company by aligning the interests of Participants with those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of outstanding individuals, upon whose judgment, interest, and special effort the success of the Company largely is dependent.

1.3 Duration of the Plan.  The Plan shall commence on the date specified in Section 1.1 and subject to SECTION 12 (concerning the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after March 20, 2013.

1.4 Termination of Old Plans.  The Company’s four existing stock option plans (the 1992 Stock Option Plan, the Nonstatutory 1992 Directors Stock Option Plan, the 1998 Stock Option Plan and the 1999 Stock Option Plan) shall terminate effective upon stockholder approval of this Plan, and no further grants of awards shall be made under those plans after the date of such approval. The termination of those plans will not affect the rights of holders of options previously granted and outstanding under those plans.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Change in Control” is defined in Section 15.4.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means the committee appointed by the Board to administer the Plan pursuant to Section 3.1.

2.11 “Company” means Superconductor Technologies Inc., a Delaware corporation, or any successor thereto.

2.12 “Consultant” means an individual who provides significant services to the Company and/or an Affiliate, including a Director who is not an Employee.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

2.14 “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3).

2.15 “Employee” means an employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.17 “Fair Market Value” means as of any date, the value of a Share determined as follows:

(a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Share shall be the mean between the high bid and low asked prices for the Shares on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

2.18 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.19 “Incentive Stock Option” or “ISO” means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.20 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.21 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.22 “Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.23 “Participant” means an Employee, Consultant or Director who has an outstanding Award.

2.24 “Performance Share” means an Award granted to an Employee pursuant to SECTION 8 having an initial value equal to the Fair Market Value of a Share on the date of grant.

2.25 “Performance Unit” means an Award granted to an Employee pursuant to SECTION 8 having an initial value (other than the Fair Market Value of a Share) that is established by the Committee at the time of grant.

2.26 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions.

2.27 “Plan” means the Superconductor Technologies Inc. 2003 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.28 “Restricted Stock” means an Award granted to a Participant pursuant to SECTION 7.

2.29 “Retirement” means, in the case of an Employee, a Termination of Employment by reason of the Employee’s retirement at or after age 62.

2.30 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.31 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.32 “Shares” means the shares of common stock, $0.001 par value, of the Company.

2.33 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to the terms of SECTION 7 is designated as an SAR.

2.34 “Subsidiary” means any “subsidiary corporation” (other than the Company) as defined in Code Section 424(f).

2.35 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.36 “Termination of Employment” means a cessation of the employee-employer or director or other service arrangement relationship between an Employee, Consultant or Director and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment or re-engagement by the Company or an Affiliate.

SECTION 3

ADMINISTRATION

3.1 The Committee.  The Plan shall be administered by a committee of the Board that meets the requirements of this Section 3.1 (hereinafter referred to as “the Committee”). The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are both “outside directors” under Rule 16b-3 and “independent directors” under the requirements of any national securities exchange or system upon which the Shares are then listed and/or traded.

3.2 Authority of the Committee.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which Employees, Consultants and Directors shall be granted Awards, (b) to prescribe the terms and conditions of such Awards, (c) to interpret the Plan and the Awards, (d) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) to interpret, amend or revoke any such rules.

The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however , that the Committee may not delegate its authority and powers with respect to Section 16 Persons.

3.3 Decisions Binding.  All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Shares Available.

4.1.1 Maximum Shares Available under Plan.  The aggregate number of Shares available for issuance under the Plan may not exceed two million five hundred thousand (2,500,000) Shares. Such shares may be authorized but unissued shares or treasury shares.

4.1.2 Intentionally omitted.

4.1.3 Limitation on Incentive Stock Options and Stock Appreciation Rights.  No Participant may receive Options and SARs for more than one hundred twenty thousand (120,000) Shares in the aggregate in any single calendar year; provided, however , that a Participant may receive Options and SARs for up two hundred forty thousand (240,000) Shares in the Participant’s initial year of service to the Company.

4.1.4 General Award Limitation.  No Participant may receive Awards under the Plan, the value of which Awards is based solely on an increase in the value of Shares after the date of grant of such Awards, for more than one hundred twenty thousand (120,000) Shares in the aggregate in any single calendar year; provided, however, that a Participant may receive Options and SARs for up two hundred forty thousand (240,000) Shares in the Participant’s initial year of service to the Company. The foregoing annual limitation specifically includes the grant of any Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

4.1.5 Adjustments.  All Share numbers in this Section 4.1 are subject to adjustment as provided in SECTION 15.

4.2 Number of Shares.  The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs); provided, however , that, upon the exercise of such Tandem SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Tandem SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option; provided, however, that, upon the exercise of such Affiliated SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Affiliated SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted; provided, however , that, upon the exercise of such Freestanding SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Freestanding SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(f) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

(g) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having a Fair Market Value equal to the cash settlement of the Award.

4.3 Lapsed Awards.  If an Award is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options.  Options may be granted to Employees, Consultants and Directors at any time and from time to time, as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

5.2 Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

5.3 Option Price.  Subject to the provisions of this Section 5.3, the Option Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options.  In the case of a Nonqualified Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted.

5.3.2 Incentive Stock Options.  In the case of an Incentive Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted; provided, however , that if at the time that the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.

5.3.3 Substitute Options.  Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Consultants or Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion, may determine that such substitute Options shall have an exercise price less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

5.4 Expiration of Options.  Unless the applicable stock option agreement provides otherwise, each Option shall terminate upon the first to occur of the events listed in Section 5.4.1, subject to Section 5.4.2.

5.4.1 Expiration Dates.

(a) The date for termination of the Option set forth in the Award Agreement;

(b) The expiration of ten years from the date the Option was granted, or

(c) The expiration of three months from the date of the Participant’s Termination of Employment for a reason other than the Participant’s death, Disability or Retirement, or

(d) The expiration of twelve months from the date of the Participant’s Termination of Employment by reason of Disability, or

(e) The expiration of twelve months from the date of the Participant’s death, if such death occurs while the Participant is in the employ or service of the Company or an Affiliate.

5.4.2 Committee Discretion.  The Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted, the Committee, in its sole discretion may extend the maximum term of such Option. The foregoing discretionary authority is subject to the limitations and restrictions on Incentive Stock Options set forth in Section 5.8.

5.5 Exercise of Options.  Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment.  The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(a) cash;

(b) check;

(c) promissory note;

(d) other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(e) consideration received by the Company from a licensed broker under a cashless exercise program implemented by the Company to facilitate “same day” exercises and sales of Options;

(f) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(g) any combination of the foregoing methods of payment; or

(h) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

5.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions related to Federal securities laws, the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and/or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability.  The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Employment.  No Incentive Stock Option may be exercised more than three months after the Participant’s termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement and/or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant’s termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement and/or the Committee permit later exercise.

5.8.3 Company and Subsidiaries Only.  Incentive Stock Options may be granted only to persons who are Employees of the Company and/or a Subsidiary at the time of grant.

5.8.4 Expiration.  No Incentive Stock Option may be exercised after the expiration of 10 years from the date such Option was granted; provided, however , that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of 5 years from the date that it was granted.

5.9 Nontransferability of Options.  No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as provided under SECTION 9. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs.  An SAR may be granted to an Employee, Consultant or Director at any time and from time to time as determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant. The grant price of Tandem or Affiliated SARs shall equal the Option Price of the related Option.

6.2 Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

6.2.1 ISOs.  Notwithstanding any contrary provision of the Plan, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

6.3 Exercise of Affiliated SARs.  An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs.  Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5 SAR Agreement.  Each SAR shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6 Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 (pertaining to Options) also shall apply to SARs.

6.7 Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; times

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

6.8 Nontransferability of SARs.  No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under SECTION 9. An SAR granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Consultants or Directors in such amounts as the Committee, in its sole discretion, shall determine.

7.2 Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability.  Except as provided in this SECTION 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4 Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Superconductor Technologies Inc. 2003 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Superconductor Technologies Inc.”

7.5 Removal of Restrictions.  Except as otherwise provided in this SECTION 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company.  Subject to the applicable Award Agreement and Section 7.5, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.3, again shall become available for grant under the Plan.

7.9 Repurchase Option.  Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase option shall lapse at a rate determined by the Committee.

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Employees, Consultants or Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

8.2 Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called the “Performance Period”.

8.3 Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may adjust and/or waive the achievement of any performance goals for such Performance Unit/Share.

8.4 Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

8.5 Cancellation of Performance Units/Shares.  Subject to the applicable Award Agreement, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, and subject to Section 4.3, the Shares subject thereto shall again be available for grant under the Plan.

8.6 Nontransferability.  Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under SECTION 9. A Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

SECTION 9

BENEFICIARY DESIGNATION

If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any unpaid vested Award shall be paid in event of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the Committee or executor of the Participant’s estate.

SECTION 10

DEFERRALS

The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 11

RIGHTS OF EMPLOYEES AND CONSULTANTS

11.1 No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause.

11.2 Participation.  No Employee, Consultant or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

SECTION 12

AMENDMENT, SUSPENSION, OR TERMINATION

The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason. However, as required by Applicable Laws, no alteration or amendment shall be effective without further stockholder approval. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension nor after termination of the Plan.

SECTION 13

TAX WITHHOLDING

13.1 Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required to be withheld with respect to such Award.

13.2 Shares Withholding.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy the minimum statutory tax withholding obligation, in whole or in part, by delivering to the Company Shares already owned for more than six (6) months having a value equal to the amount required to be withheld. The value of the Shares to be delivered will be based on their Fair Market Value on the date of delivery.

SECTION 14

INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s

Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 15

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE

15.1 Changes in Capitalization; No Award Repricing.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however , that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. Further, except for the adjustments provided herein, no Award may be amended to reduce its initial exercise price, and no Award may be cancelled and replaced with an Award with a lower price.

15.2 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

15.3 Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however , that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.

15.4 Change in Control.  In the event of a Change of Control (as defined below), except as otherwise determined by the Board, the Participant shall fully vest in and have the right to exercise the Awards as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable as the result of a Change of Control, the Committee shall notify the Participant in writing or electronically prior to the Change of Control that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For purposes of this Agreement, a “Change of Control” means the happening of any of the following events:

(a) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(c) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

SECTION 16

CONDITIONS UPON ISSUANCE OF SHARES

16.1 Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

16.2 Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 17

INABILITY TO OBTAIN AUTHORITY

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 18

RESERVATION OF SHARES

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

SECTION 19

LEGAL CONSTRUCTION

19.1 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Laws.

19.4 Securities Law Compliance.  With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

19.6 Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

DETACH HERE
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SUPERCONDUCTOR TECHNOLOGIES INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2008
     The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 2008, and hereby appoints Jeffrey A. Quiram as proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Superconductor Technologies Inc. to be held on Tuesday, May 20, 2008 at 11:00 a.m., local time, at the offices of Superconductor Technologies Inc, located at 460 Ward Drive, Santa Barbara, California and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[BACK OF PROXY]
DETACH HERE
[X]       Please mark votes as in this example
1.        TO ELECT TWO CLASS 1 DIRECTORS.
Nominees: Jeffrey A. Quiram and Martin A. Kaplan

☐ FOR NOMINEES (except listed to the contrary below)	☐ WITHHELD NOMINEES	☐ EXCEPTION

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided above.)

2. PROPOSAL TO ELIMINATE SUB-LIMIT ON THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT TO AWARDS OF RESTRICTED STOCK, PERFORMANCE UNITS AND PERFORMANCE SHARES	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. PROPOSAL TO RATIFY THE SELECTION OF STONEFIELD JOSEPHSON, INC. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐
As to any other matters that may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:

Signature:	Date:

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2008, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.